Exhibit 99.4

PROJECT DIGNITY 2007 BUSINESSES

Financial Statement for the period ended September 30, 2007

PROJECT DIGNITY 2007 BUSINESSES

CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

	Nine months ended September 30,
	2007	2006
	(In thousands)
Revenues	$33,707	$17,536
Costs and expenses	(31,262)	(15,939)

Gross profits	2,445	1,597
General and administrative expenses	(1,887)	(1,011)
Gains (losses) on dispositions of assets and impairment charges, net	3	(1)

Operating income	561	585
Other income, net	—	—
Interest expense	(1,167)	(412)

(Loss) income before income taxes	(606)	173
Provision for income taxes	(208)	(97)

Net (loss) income	$(814)	$76

(See notes to unaudited condensed combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES

CONDENSED COMBINED BALANCE SHEET

(Unaudited)

	September 30, 2007	December 31, 2006
	(In thousands)
ASSETS
Current assets:
Cash	$6	$11
Receivables, net	244	567
Inventories	817	1,000

Total current assets	1,067	1,578
Preneed funeral receivables and trust investments	16,655	16,509
Preneed cemetery receivables and trust investments	75,478	71,273
Cemetery property, at cost	46,643	46,376
Property and equipment, at cost, net	24,891	25,318
Goodwill	17,627	16,548
Deferred charges and other assets	5,759	5,984
Cemetery perpetual care trust investments	50,364	50,054

	$238,484	$233,640

LIABILITIES & OWNER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,322	$4,436
Current maturities of long-term debt	241	232
Income taxes	2,507	3,252

Total current liabilities	7,070	7,920
Long-term debt	1,112	1,161
Deferred preneed funeral revenues	5,277	5,580
Deferred preneed cemetery revenues	32,210	27,312
Deferred income taxes	9,323	10,751
Other liabilities	6,755	4,069
Advances from affiliates, net	25,417	28,646
Non-controlling interest in funeral and cemetery trusts	82,094	78,667
Non-controlling interest in perpetual care trusts	50,183	49,677
Commitments and contingencies (Note 7)
Owner’s equity	19,043	19,857

	$238,484	$233,640

(See notes to unaudited condensed combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2007	2006
	(In Thousands)
Net cash provided by (used in) operating activities	4,663	(1,243)
Cash flows from investing activities:
Capital expenditures	(1,395)	(238)
Other	3	46

Net cash used in investing activities	(1,392)	(192)
Cash flows from financing activities:
Advances (to) from affiliates	(3,242)	1,574
Other	(34)	(139)

Net cash (used in) provided by financing activities	(3,276)	1,435

Net decrease in cash	(5)	—
Cash at beginning of period	11	3

Cash at end of period	$6	$3

(See notes to unaudited condensed combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES

CONDENSED COMBINED STATEMENT OF OWNER’S EQUITY

(Unaudited)

Owner’s Equity
(In thousands)
Balance at December 31, 2006	$19,857
Net loss	(814)

Balance at September 30, 2007	$19,043

(See notes to unaudited condensed combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

The accompanying financial statements present the condensed combined financial position, results of operations, changes in equity, and cash flows of certain businesses of Service Corporation International (“SCI”). These financial statements include the accounts of 30 funeral homes and 46 cemeteries (collectively, the “Businesses”) being purchased by StoneMor Operating LLC as outlined in a Letter of Intent dated October 4, 2007 and referred to as Project Dignity 2007.

The condensed combined financial statements of the Businesses contained herein reflect the financial position at September 30, 2007 and December 31, 2006 for funeral homes and cemeteries wholly-owned by SCI on those dates, and the results of operations, changes in equity, and cash flows for the Businesses for the nine months ended September 30, 2007 and 2006. On November 28, 2006 SCI acquired Alderwoods Group, Inc (“Alderwoods”) and certain of the funeral homes and cemeteries were, prior to that date, wholly-owned operations of Alderwoods. All other funeral homes and cemeteries were acquired by SCI prior to the earliest period presented.

The condensed combined financial statements are unaudited but include all adjustments, consisting of normal recurring accruals and any other adjustments, which management considers necessary for a fair presentation of the results for these periods. These condensed combined financial statements have been prepared in a manner consistent with the accounting policies described in the combined financial statements as of December 31, 2006, unless otherwise disclosed herein, and should be read in conjunction therewith. The accompanying year-end condensed combined balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year period.

The Businesses’ funeral service and cemetery operations consist of funeral service locations, cemeteries, crematoria, and related businesses. Funeral service locations provide all professional services relating to funerals and cremations, including the use of funeral facilities and motor vehicles and preparation and embalming services. Funeral-related merchandise, including caskets, burial vaults, cremation receptacles, flowers, and other ancillary products and services, is sold at funeral service locations. Cemeteries provide cemetery property interment rights, including mausoleum spaces, lots, and lawn crypts, and sell cemetery-related merchandise and services, including stone and bronze memorials, markers, casket and cremation memorialization products, merchandise installations, and burial openings and closings. The Businesses also sell preneed funeral and cemetery products and services whereby a customer contractually agrees to the terms of certain products and services to be provided in the future.

All significant inter-entity balances and transactions between the Businesses have been eliminated in the condensed combined financial statements.

The preparation of these financial statements include the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred by SCI at the Parent level, which related to or were incurred on behalf of the Businesses have been identified and allocated as appropriate to properly reflect the stand-alone financial results of the Businesses, in accordance with accounting principles generally accepted in the United States of America. In this context, no direct owner relationship existed among the various locations comprising the Businesses as described above. Accordingly, SCI’s net investment in the Businesses is shown as Owner’s equity in these combined financial statements.

In the ordinary course of business, SCI provided various services to the Businesses, including accounting, treasury, tax, legal, human resources, public affairs, the use of centralized facilities and assets owned by SCI, and executive oversight. The costs of performing these services have been allocated to these Businesses based on the Businesses’ total revenue as a percent of SCI’s total revenue. Both SCI and the Businesses consider these cost allocations to be reasonable reflections of the cost of services provided. Charges for these services included in Costs and expenses totaled $2.0 million and $1.3 million for the nine months ended September 30, 2007 and 2006, respectively. Charges for these services included in General and administrative expenses totaled $1.9 million and $1.0 million for the nine months ended September 30, 2007 and 2006, respectively. Additionally, included in Interest expense is $1.1 million and $0.4 million of interest on the intercompany advances due to SCI for the nine months ended September 30, 2007 and 2006, respectively. This interest expense is charged to the Businesses from SCI at a rate of 4.5% of the average balances in Advances from affiliates, net. On a pro-forma basis at a current market rate of 7.3%, interest expense would have been approximately $1.5 million for the nine months ended September 30, 2007.

Throughout the periods covered by the combined financial statements, SCI provided cash management services to the Businesses through centralized treasury systems such that cash was either advanced or drawn from SCI with a corresponding decrease or increase to Advance from affiliates, net. As a result, all charges and cost allocations to the Businesses covered by such centralized treasury systems were deemed to have been paid by the Businesses to SCI, in cash, during the period in which the related costs were recorded in the combined financial statements. Increases or decreases in Advances from affiliates, net are classified as financing activities in the combined statement of cash flows.

All of the allocations and estimates in these combined financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Businesses been operated as a stand-alone, independent entity.

Effective Tax Rate

The effective tax rate for the nine months ended September 30, 2007 was -34%, compared to 56% for the same period in 2006. The effective tax rate for the nine months ended September 30, 2007 was impacted by a net increase in our liability for uncertain tax positions and the establishment of state valuation allowances.

Use of Estimates in the Preparation of Financial Statements

The preparation of the condensed combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed combined financial statements and the reported amounts of expenses during the reporting period. As a result, actual results could differ from these estimates.

2. Recent Accounting Pronouncements and Accounting Changes

Fair Value Option for Financial Assets and Liabilities

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This Statement permits entities to choose to measure various financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for the Businesses beginning January 1, 2008. The Businesses are currently evaluating the impact of SFAS 159 on their combined financial statements.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective January 1, 2008 for the Businesses. The Businesses are currently evaluating the impact of adopting SFAS 157 on their combined financial statements.

Accounting for Uncertainty in Income Taxes

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (FIN 48), which clarifies the accounting for uncertain income tax positions recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. This interpretation requires companies to use a prescribed model for assessing the financial statement recognition and measurement of all tax positions taken or expected to be taken in its tax returns. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Businesses adopted the provisions of FIN 48 on January 1, 2007. As a result of the implementation of FIN 48, the Businesses recorded a $1.1 million increase in their liability for unrecognized tax benefits, which was recorded as a increase to goodwill as it related to uncertain tax positions acquired in the recent Alderwoods transaction.

3. Preneed Funeral Activities

Preneed Funeral Receivables and Trust Investments

Preneed funeral receivables and trust investments, net of allowance for cancellation, represent trust investments, including investment earnings and customer receivables related to unperformed, price-guaranteed preneed funeral contracts. When the Businesses, as the primary beneficiary, receive payments from the customer, the Businesses deposit the amount required by law into the trust and reclassify the corresponding amount from Deferred preneed funeral revenues into Non-controlling interest in funeral and cemetery trusts. Amounts are withdrawn from the trusts after the contract is performed. The Businesses, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, deposited $0.7 million and $0.6 million into trusts and withdrew $1.2 million and $0.8 million from trusts during the nine months ended September 30, 2007 and 2006, respectively. Cash flows from preneed funeral contracts are presented as operating cash flows in the condensed combined statement of cash flows.

The components of Preneed funeral receivables and trust investments in the condensed combined balance sheet are as follows:

	September 30, 2007	December 31, 2006
	(In thousands)
Trust investments, at market	$14,718	$14,481
Receivables from customers	2,153	2,255

	16,871	16,736
Allowance for cancellation	(216)	(227)

Preneed funeral receivables and trust investments	$16,655	$16,509

The cost and market values associated with funeral trust investments at September 30, 2007 and December 31, 2006 are detailed below and are allocated from SCI’s combined cost and market values based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments. Cost reflects the investment (net of redemptions) of contract holders in common trust funds, mutual funds and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values and the estimated market value of private equity investments (including debt as well as the estimated fair value related to the contract holders’ equity in majority-owned real estate investments). The fair market value of funeral trust investments was based primarily on quoted market prices at the balance sheet date. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”, on a quarterly basis. For the nine months ended September 30, 2007 the Businesses recorded a $39 thousand impairment charge (as allocated from SCI’s impairment charge based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments) as a result of other-than-temporary declines in fair value related to unrealized losses on certain private equity and other investments. The impairment charges are recognized as investment losses and offset by interest income related to non-controlling interest in funeral trust investments in Other income, net in the condensed combined Statements of Operations. See Note 6 to the condensed combined financial statements for further information related to non-controlling interest in funeral trust investments.

	September 30, 2007
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$3,924	$—	$—	$3,924
Fixed income securities:
U.S. Treasury	985	11	(2)	994
Foreign government	1,005	3	(10)	998
Corporate	110	3	(1)	112
Mortgage-backed	60	1	—	61
Insurance-backed	1,942	—	—	1,942
Equity securities:
Preferred stock	17	1	—	18
Common stock	3,152	205	(20)	3,337
Mutual funds:
Equity	953	66	(5)	1,014
Fixed income	1,508	64	(11)	1,561
Private equity and other	766	41	(50)	757

Trust investments	$14,422	$395	$(99)	$14,718

Market value as of a percentage of cost				102%

	December 31, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$2,472	$—	$—	$2,472
Fixed income securities:
U.S. Treasury	759	17	(3)	773
Foreign government	911	6	(5)	912
Corporate	51	1	—	52
Mortgage-backed	46	1	—	47
Insurance-backed	2,139	—	—	2,139
Asset-backed and other
Equity securities:	7	—	—	7
Common stock	3,452	236	(28)	3,660
Mutual funds:
Equity	1,304	135	(6)	1,433
Fixed income	2,230	90	(24)	2,296
Private equity and other	684	14	(8)	690

Trust investments	$14,055	$500	$(74)	$14,481

Market value as of a percentage of cost				103%

Maturity dates of the fixed income securities range from 2007 to 2038. Maturities of fixed income securities at September 30, 2007 are estimated as follows:

Market
(In thousands)
Due in one year or less	$1,206
Due in one to five years	828
Due in five to ten years	1,010
Thereafter	1,063

$4,107

During the nine months ended September 30, 2007, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $7.1 million and $6.3 million, respectively. These sale transactions resulted in $1.0 million and $0.2 million of realized gains and realized losses, respectively, for the nine months ended September 30, 2007. During the nine months ended September 30, 2006, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $3.0 million and $3.3 million, respectively. These sale transactions resulted in $0.5 million and $0.2 million of realized gains and realized losses, respectively, for the nine months ended September 30, 2006. The Businesses use the first in, first out (FIFO) method to determine the cost of funeral trust available-for-sale securities sold during the period.

Earnings from all trust investments are recognized in current funeral revenues when the service is performed, merchandise is delivered, or upon cancellation of the amount the Businesses are entitled to retain. Recognized earnings (realized and unrealized) related to these trust investments were $0.2 million and $0.1 million for the nine months ended September 30, 2007 and 2006, respectively.

4. Preneed Cemetery Activities

Preneed Cemetery Receivables and Trust Investments

Preneed cemetery receivables and trust investments, net of allowance for cancellation, represent trust investments, including investment earnings, and customer receivables, net of unearned finance charges, for contracts sold in advance of when the property interment rights, merchandise or services are needed. When the Businesses, as the primary beneficiary, receive payments from the customer, the Businesses deposit the amount required by law into the trust, remove the corresponding amount from Deferred preneed cemetery revenues, and record the amount into Non-controlling interest in funeral and cemetery trusts. Amounts are withdrawn from the trusts when the contract is performed. The Businesses, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, deposited $4.5 million and $3.1 million into and withdrew $6.1 million and $2.3 million from trusts during the nine months ended September 30, 2007 and 2006, respectively. Cash flows from preneed cemetery contracts are presented as operating cash flows in our condensed combined statement of cash flows.

The components of Preneed cemetery receivables and trust investments in the condensed combined balance sheet at are as follows:

	September 30, 2007	December 31, 2006
	(In thousands)
Trust investments, at market	$68,013	$64,916
Receivables from customers	9,241	9,151
Unearned finance charges	(1,016)	(1,020)

	76,238	73,047
Allowance for cancellation	(760)	(1,774)

Preneed cemetery receivables and trust investments	$75,478	$71,273

The cost and market values associated with cemetery merchandise and service trust investments at September 30, 2007 and December 31, 2006 are detailed below and are allocated from SCI’s combined cost and market values based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments. Cost reflects the investment (net of redemptions) of contract holders in common trust funds, mutual funds and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values and the estimated market value of private equity investments (including debt as well as the estimated fair value related to the contract holders’ equity in majority-owned real estate investments). The fair market value of cemetery merchandise and service trust investments was based primarily on quoted market prices at the balance sheet date. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”, on a quarterly basis. For the nine months ended September 30, 2007, the Businesses recorded a $0.2 million impairment charge (as allocated from SCI’s impairment charge based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments) as a result of other-than-temporary declines in fair value related to unrealized losses on certain private equity and other investments. The impairment charges are recognized as investment losses and offset by interest income related to non-controlling interest in funeral trust investments in Other income, net in the condensed combined Statements of Operations. See Note 6 to the condensed combined financial statements for further information related to non-controlling interest in cemetery merchandise and service trust investments.

	September 30, 2007
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$21,855	$—	$—	$21,855
Fixed income securities:
U.S. Treasury	3,059	142	(16)	3,185
Foreign government	1,155	23	(5)	1,173
Corporate	492	39	(3)	528
Equity securities:
Preferred stock	144	11	(1)	154
Common stock	15,810	1,337	(87)	17,060
Mutual funds:
Equity	6,913	974	(24)	7,863
Fixed income	14,025	950	(91)	14,884
Private equity and other	1,358	129	(176)	1,311

Trust investments	$64,811	$3,605	$(403)	$68,013

Market value as a percentage of cost				105%

	December 31, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$12,562	$—	$—	$12,562
Fixed income securities:
U.S. Treasury	3,004	204	(104)	3,104
Foreign government	1,225	36	(1)	1,260
Corporate	254	19	(2)	271
Equity securities:
Preferred stock	100	8	(1)	107
Common stock	14,597	1,300	(85)	15,812
Mutual funds:
Equity	10,134	1,377	(35)	11,476
Fixed income	18,218	1,031	(148)	19,101
Private equity and other	1,401	24	(202)	1,223

Trust investments	$61,495	$3,999	$(578)	$64,916

Market value as a percentage of cost				106%

Maturity dates of the fixed income securities range from 2007 to 2038. Maturities of fixed income securities at September 30, 2007 are estimated as follows:

Market
(In thousands)
Due in one year or less	$199
Due in one to five years	1,477
Due in five to ten years	2,032
Thereafter	1,178

$4,886

During the nine months ended September 30, 2007, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $40.8 million and $33.7 million, respectively. These sale transactions resulted in $5.2 million and $1.2 million of realized gains and realized losses, respectively, for the nine months ended September 30, 2007. During the nine months ended September 30, 2006, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $16.9 million and $18.1 million, respectively. These sale transactions resulted in $2.0 million and $1.3 million of realized gains and realized losses, respectively, for the nine months ended September 30, 2006. The Businesses use the first in, first out (FIFO) method to determine the cost of cemetery trust available-for-sale securities sold during the period.

Earnings from all trust investments are recognized in current cemetery revenues when the service is performed, merchandise is delivered, or upon cancellation of the amount the Businesses are entitled to retain. Recognized earnings (realized and unrealized) related to these trust investments were $0.8 million and $0.3 million for the nine months ended September 30, 2007 and 2006, respectively.

5. Cemetery Perpetual Care Trusts

The Businesses are required by state law to pay into perpetual care trusts a portion of the proceeds from the sale of cemetery property interment rights. As the primary beneficiary of the trusts, the Businesses consolidate the perpetual care trust investments with a corresponding amount recorded as Non-controlling interest in perpetual care trusts. The Businesses, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, deposited $1.1 million and $0.7 million into and withdrew $1.2 million and $1.5 million from trusts during the nine months ended September 30, 2007 and 2006, respectively. Cash flows from cemetery perpetual care contracts are presented as operating cash flows in our condensed combined statement of cash flows.

The cost and market values associated with trust investments held in perpetual care trusts at September 30, 2007 and December 31, 2006 are detailed below and are allocated from SCI’s combined cost and market values based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments. Cost reflects the investment (net of redemptions) of control holders in common trust funds, mutual funds and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values and the estimated market value of private equity investments (including debt as well as the estimated fair value related to the contract holders’ equity in majority-owned real estate investments). The fair market value of perpetual care trusts was based primarily on quoted market prices at December 31, 2006 or 2005. SCI assesses its trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”, on a quarterly basis. For the nine months ended September 30, 2007, the Businesses recorded a $0.1 million impairment charge (as allocated from SCI’s impairment charge based on the gross fair market value of the Businesses’ portion of trust investments compared to the total trust investments) as a result of other-than-temporary declines in fair value related to unrealized losses on certain private equity and other investments. The impairment charges are recognized as investment losses and offset by interest income related to non-controlling interest in funeral trust investments in Other income, net in the condensed combined Statements of Operations. See Note 6 to the condensed combined financial statements for further information related to non-controlling interest in cemetery perpetual car trust investments.

	September 30, 2007
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$11,216	$—	$—	$11,216
Fixed income securities:
U.S. Treasury	108	31	(1)	138
Foreign government	1,579	26	(10)	1,595
Corporate	1,733	33	(15)	1,751
Mortgage-backed	280	—	—	280
Equity securities:
Preferred stock	121	4	(1)	124
Common stock	5,657	538	(33)	6,162
Mutual funds:
Equity	2,417	154	(10)	2,561
Fixed income	24,584	577	(157)	25,004
Private equity and other	1,477	117	(61)	1,533

Perpetual care trust investments	$49,172	$1,480	$(288)	$50,364

Market value as a percentage of cost				102%

	December 31, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$8,839	$—	$—	$8,839
Fixed income securities:
U.S. Treasury	610	35	(6)	639
Foreign government	1,517	50	(5)	1,562
Corporate	1,271	66	(1)	1,336
Mortgage-backed	34	—	—	34
Equity securities:
Preferred stock	419	29	—	448
Common stock	4,590	465	(6)	5,049
Mutual funds:
Equity	3,247	268	(11)	3,504
Fixed income	25,406	1,270	(76)	26,600
Private equity and other	1,951	129	(37)	2,043

Perpetual care trust investments	$47,884	$2,312	$(142)	$50,054

Market value as a percentage of cost				105%

Maturity dates of the fixed income securities range from 2007 to 2038. Maturities of fixed income securities at September 30, 2007 are estimated as follows:

Market
(In thousands)
Due in one year or less	$651
Due in one to five years	1,574
Due in five to ten years	741
Thereafter	798

$3,764

During the nine months ended September 30, 2007, purchases and sales of available-for-sale securities included in the perpetual care trusts, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $32.4 million and $17.5 million, respectively. These sale transactions resulted in $1.6 million and $0.6 million of realized gains and realized losses, respectively, for the nine months ended September 30, 2007. During the nine months ended September 30, 2006, purchases and sales of available-for-sale securities included in the perpetual care trusts, as allocated from SCI’s purchases and sales based on the gross fair value of the Businesses’ portion of trust investments compared to the total trust investments, were $29.1 million and $29.4 million, respectively. These sale transactions resulted in $1.3 million and $1.0 million of realized gains and realized losses, respectively, for the nine months ended September 30, 2006. The Businesses use the first in, first out (FIFO) method to determine the cost of perpetual care trust available-for-sale securities sold during the period.

Distributable earnings from these perpetual care trust investments are recognized in current cemetery revenues to the extent of qualifying cemetery maintenance costs. Recognized earnings (realized and unrealized) related to these trust investments were $1.4 million and $1.1 million for the nine months ended September 30, 2007 and 2006, respectively.

6. Non-Controlling Interest in Funeral and Cemetery Trusts and in Perpetual Care Trusts

The Businesses consolidate in their balance sheet the merchandise and service trusts associated with their preneed funeral and cemetery activities as a result of the implementation of FIN 46R. Although FIN 46R requires the consolidation of the merchandise and service trusts, it does not change the legal relationships among the trusts, the Businesses or their customers. The customers are the legal beneficiaries of these merchandise and service trusts, and therefore, their interests in these trusts represent a non-controlling interest in subsidiaries.

The components of Non-controlling interest in funeral and cemetery trusts and Non-controlling interest in perpetual care trusts in the condensed combined balance sheet are detailed below.

	September 30, 2007			September 30, 2007
	Preneed Funeral	Preneed Cemetery	Total	Cemetery Perpetual Care
	(In thousands)
Trust investments, at market value	$14,718	$68,013	$82,731	$50,364
Less: Accrued trust operating payables, deferred taxes and other	(55)	(582)	(637)	(181)

Non-controlling interest	$14,663	$67,431	$82,094	$50,183

	December 31, 2006			December 31, 2006
	Preneed Funeral	Preneed Cemetery	Total	Cemetery Perpetual Care
	(In thousands)
Trust investments, at market value	$14,481	$64,916	$79,397	$50,054
Less: Accrued trust operating payables, deferred taxes and other	(109)	(621)	(730)	(377)

Non-controlling interest	$14,372	$64,295	$78,667	$49,677

7. Commitments and Contingencies

Litigation

The Businesses are parties to various litigation matters, investigations, and proceedings in the ordinary course of business. Management of the Businesses does not expect the outcome of any proceedings, individually or in the aggregate, to have a materially adverse effect on the Businesses’ financial position, results of operations, or liquidity.